EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter and Full Year 2013 Results, Releases 2014 Financial Guidance and Announces a Proposed Refinancing Transaction of its $200 million 10 3/8% Senior Unsecured Notes

•	For the fourth quarter, RadNet reports Total Net Revenue (“Revenue”) of $178.3 million and Adjusted EBITDA(1)of $31.9 million, increases of 11.9% and 30.0%, respectively, over the prior year’s fourth quarter
•	Net Income for the fourth quarter was $0.03 per diluted share, compared to a Net Loss of $(0.10) per share in the fourth quarter of 2012 (excluding the one-time $55.9 million non-cash income tax benefit recognized in the fourth quarter of 2012)
•	For the year, RadNet reports annual Revenue of $703.0 million and annual Adjusted EBITDA([1])of $112.8 million; Revenue increased 8.6% and Adjusted EBITDA(1) decreased 0.7% from 2012
•	Annual results exceeded the high-end of the revised 2013 guidance ranges for Revenue and Adjusted EBITDA(1)
•	RadNet announces 2014 guidance ranges, which anticipates stability in Revenue and Adjusted EBTDA(1) despite the previously announced Medicare reimbursement cuts
•	RadNet announces a proposed refinancing transaction to replace its existing $200 million of 10 3/8% Senior Unsecured Notes with a Second Lien Term Loan and additional borrowings

LOS ANGELES, California, March 3, 2014 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 250 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2013.

Financial Results

Fourth Quarter Report:

For the fourth quarter of 2013, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $178.3 million, $31.9 million and $1.2 million, respectively. Revenue increased $19.0 million (or 11.9%), Adjusted EBITDA(1) increased $7.3 million (or 30.0%) and Net Income increased $5.2 million over the fourth quarter of 2012 (excluding the $55.9 million non-cash income tax benefit recognized in the fourth quarter of 2012).

1

Net Income for the fourth quarter was $0.03 per diluted share, compared to a Net Loss of $(0.10) per share in the fourth quarter of 2012 (again adjusting for the $55.9 million non-cash income tax benefit recognized in the fourth quarter of 2012). These per share values are based upon a weighted average number of diluted shares outstanding of 39.6 million in the fourth quarter of 2013 and 38.3 million of basic shares outstanding in the fourth quarter of 2012.

Affecting Net Income in the fourth quarter of 2013 were certain non-cash expenses and non-recurring items including: $529,000 of non-cash employee stock compensation expense resulting from the vesting of certain options, warrants and restricted stock; $494,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $675,000 loss on the disposal of certain capital equipment; and $1.2 million of amortization of deferred financing fees and discount on issuance of debt related to our existing credit facilities and 10 3/8% senior unsecured notes.

For the fourth quarter of 2013, as compared with the prior year’s fourth quarter, MRI volume increased 16.8%, CT volume increased 5.0% and PET/CT volume decreased 4.7%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 12.2% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2013 and 2012, MRI volume increased 5.5%, CT volume decreased 1.7% and PET/CT volume decreased 1.0%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.4% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We are very pleased with our fourth quarter performance. As compared with the prior year’s fourth quarter performance, we had significant increases in aggregate Revenue and Adjusted EBITDA(1) and same center revenue and procedural volumes. Although on a comparison basis we were benefited by the impact of Hurricane Sandy in 2012’s fourth quarter, we experienced increasing volumes in the fourth quarter as compared to the prior quarters in 2013. While we cannot determine with certainty why volumes improved, we believe we may have benefited from the impact of increased procedures from patients in large-deductible health plans who sought to utilize medical services prior to these deductibles resetting in 2014. Also, we noted additional patient volume in our centers from those who were early enrollees in health exchanges under the Healthcare Reform Act. The strength of our 2013 fourth quarter provides us confidence about our business as we enter 2014.”

Annual Report:

For full year 2013, the Company reported Revenue, Adjusted EBITDA(1) and Net Income of $703.0 million, $112.8 million and $2.1 million, respectively. Revenue increased $55.8 million (or 8.6%), Adjusted EBITDA(1) decreased $759,000 (or 0.7%) and Net Income decreased $2.5 million (excluding the $55.2 million non-cash income tax benefit recognized during 2012), respectively, from full year 2012 results. Net Income for 2013 was $0.05 per diluted share, compared to Net Income of $0.12 per diluted share in 2012 (based upon a weighted average number of diluted shares outstanding of 39.8 million and 39.2 million in 2013 and 2012, respectively and after excluding the $55.2 million non-cash income tax benefit recognized during 2012).

Affecting Net Income in 2013 were certain non-cash expenses and non-recurring items including: $2.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options, warrants and restricted stock; $806,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $1.0 million loss on the disposal of certain capital equipment; $2.1 million gain on the sale of imaging centers; and $4.6 million of amortization of deferred financing fees and discount on issuance of debt related to our existing credit facilities and 10 3/8% senior unsecured notes.

For the year ended December 31, 2013, as compared to 2012, MRI volume increased 12.2%, CT volume increased 1.2% and PET/CT volume decreased 2.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.3% for the twelve months of 2013 over 2012.

2

Actual 2013 Results vs. 2013 Revised Guidance:

The following compares the Company’s actual 2013 performance with previously announced revised guidance levels.

	Guidance Range	Actual Results
Guidance Revenue (a)	$700 million - $730 million	$730.9 million
Adjusted EBITDA(1)	$105 million - $110 million	$112.8 million
Capital Expenditures (b)	$35 million - $40 million	$41.4 million
Cash Interest Expense	$40 million - $43 million	$41.8 million
Free Cash Flow Generation (c)	$20 million - $30 million	$29.6 million

(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger commented, “Our fourth quarter performance was stronger than that which was projected when we issued our revised full year 2013 guidance levels. As a result, we exceeded the high-end of our Revenue and EBITDA guidance levels. With respect to Free Cash Flow generation, I am also pleased that our actual results were at the top of our guidance range.”

2014 Fiscal Year Guidance

For its 2014 fiscal year, RadNet announces its guidance ranges as follows:

Revenue (a)	$700 million - $730 million
Adjusted EBITDA(1)	$110 million - $120 million
Capital Expenditures (b)	$40 million - $45 million
Cash Interest Expense	$38 million - $42 million
Free Cash Flow Generation (c)	$30 million - $40 million

(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

“As reflected in our 2014 guidance, we are optimistic about 2014. In December of last year, we announced a $20 million-$22 million negative impact to our 2014 revenue from the changes in the Medicare Physician Fee Schedule. In response to this, we launched a plan to eliminate $30 million of costs from our business. Our 2014 guidance reflects our confidence in achieving at least $20 million of these costs savings in 2014,” added Dr. Berger.

Dr. Berger continued, “Our guidance also incorporates what we are projecting to be a soft first quarter in 2014 due to the unusually severe winter weather conditions that have existed in the northeastern part of the United States in January and February of this year.”

Proposed Refinancing Transaction

The Company currently intends to pursue a refinancing of its 10 3/8% Senior Unsecured Notes due 2018. The proposed refinancing may include a tender offer for, or redemption of, the Company’s senior unsecured notes, which would be replaced by new senior secured second lien term loan debt and additional indebtedness under the Company’s senior secured first lien credit facility.

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The potential refinancing transaction would be subject to negotiations with current lenders for the Company’s senior secured debt and market and other conditions. As such, there can be no assurance that the Company will complete a refinancing transaction on terms that are favorable to the Company or its investors. The Company may engage from time to time in discussions with creditors of the Company and holders of the senior unsecured notes, as well as their respective advisors, as the Company pursues such potential refinancing transaction.

Mark Stolper, Executive Vice President and Chief Financial Officer of RadNet, commented “We have publicly discussed in recent quarters the possibility of lowering our cost of capital through refinancing our 10 3/8% Senior Unsecured Notes with less expensive capital. After having consulted with our investment banking advisors, we expect to launch a refinancing transaction designed to replace our Senior Unsecured Notes with a Second Lien Term Loan and additional borrowings under our existing credit facility, subject to market and other conditions. Our objective is to lower our cash interest obligations, provide us with additional operating flexibility and lengthen the maturity of our most junior debt capital. If successful, we currently expect to consummate a transaction in April.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Standard Time. During the call, management will discuss the Company's 2013 fourth quarter and year-end results.

Conference Call Details:

Date: Monday, March 3, 2014

Time: 10:30 a.m. EST

Dial In-Number: 888-710-4015

International Dial-In Number: 913-312-1437

There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=108012 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 2931150.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 250 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating the Company’s acquired operations, successfully achieving 2014 financial guidance, achieving cost savings, successfully developing and integrating its information technology operations as well as new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, receiving third-party reimbursement for diagnostic imaging services and successfully completing its intended refinancing of its $200 million 10 3/8% senior unsecured notes are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speak only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

5

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	December 31,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,412	$362
Accounts receivable, net	133,599	129,194
Current portion of deferred tax assets	13,321	7,607
Prepaid expenses and other current assets	21,012	18,737
Total current assets	176,344	155,900
PROPERTY AND EQUIPMENT, NET	218,547	216,560
OTHER ASSETS
Goodwill	196,395	193,871
Other intangible assets	50,042	51,674
Deferred financing costs, net of current portion	8,735	11,977
Investment in joint ventures	28,949	28,598
Deferred tax assets, net of current portion	39,914	48,535
Deposits and other	3,650	3,749
Total assets	$722,576	$710,864

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$106,316	$106,357
Due to affiliates	2,655	1,602
Deferred revenue	1,344	1,273
Current portion of notes payable	3,103	4,703
Current portion of deferred rent	1,896	1,164
Current portion of obligations under capital leases	3,075	3,942
Total current liabilities	118,389	119,041
LONG-TERM LIABILITIES
Deferred rent, net of current portion	18,989	15,850
Line of credit	–	33,000
Notes payable, net of current portion	572,669	537,009
Obligations under capital lease, net of current portion	2,779	3,753
Other non-current liabilities	7,540	8,895
Total liabilities	720,366	717,548

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock - $.0001 par value, 200,000,000 shares authorized; 40,089,196, and 38,540,482 shares issued and outstanding at December 31, 2013 and 2012, respectively	4	4
Paid-in-capital	173,622	168,415
Accumulated other comprehensive (loss) income	(50)	39
Accumulated deficit	(173,656)	(175,776)
Total RadNet, Inc.'s stockholders' equity deficit	(80)	(7,318)
Noncontrolling interests	2,290	634
Total stockholders' equity (deficit)	2,210	(6,684)
Total liabilities and stockholders' equity	$722,576	$710,864

6

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

	Years Ended December 31,
	2013	2012	2011
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$665,307	$617,982	$554,979
Provision for bad debts	(27,911)	(25,904)	(22,339)
Net service fee revenue	637,396	592,078	532,640
Revenue under capitation arrangements	65,590	55,075	52,481
Total net revenue	702,986	647,153	585,121
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	598,655	542,993	477,828
Depreciation and amortization	58,890	57,740	57,481
Loss (gain) on sale and disposal of equipment	1,032	456	(2,240)
Severance costs	806	736	1,391
Total operating expenses	659,383	601,925	534,460
INCOME FROM OPERATIONS	43,603	45,228	50,661
OTHER INCOME AND EXPENSES
Interest expense	45,791	53,783	52,798
Equity in earnings of joint ventures	(6,194)	(6,476)	(5,224)
Gain on sale of imaging centers	(2,108)	–	–
Gain on de-consolidation of joint venture	–	(2,777)	–
Other expenses (income)	228	(3,679)	(5,075)
Total other expenses	37,717	40,851	42,499
INCOME BEFORE INCOME TAXES	5,886	4,377	8,162
(Provision for) benefit from income taxes	(3,510)	55,227	(820)
NET INCOME	2,376	59,604	7,342
Net (loss) income attributable to noncontrolling interests	256	(230)	111
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$2,120	$59,834	$7,231

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$1.58	$0.19

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$1.52	$0.19

WEIGHTED AVERAGE SHARES OUTSTANDING

Basic	39,140,480	37,751,170	37,367,736

Diluted	39,814,535	39,244,686	38,785,675

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)

	Years Ended December 31,
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,376	$59,604	$7,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,890	57,740	57,481
Provision for bad debts	27,911	25,904	22,339
Equity in earnings of joint ventures	(6,194)	(6,476)	(5,224)
Distributions from joint ventures	7,204	6,477	4,993
Deferred rent amortization	3,871	3,608	2,282
Amortization of deferred financing cost	2,286	2,474	2,940
Amortization of bond and term loan discounts	2,279	1,163	244
Loss (gain) on sale and disposal of equipment	1,032	456	(2,240)
Gain on bargain purchase	–	(810)	–
Gain on Sale of Imaging Centers	(2,108)	–	–
Gain on de-consolidation of joint venture	–	(2,777)	–
Amortization of cash flow hedge	–	918	1,225
Stock-based compensation	2,574	2,736	3,110
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(31,531)	(17,350)	(45,014)
Other current assets	(2,243)	3,565	(3,935)
Other assets	260	(578)	43
Deferred taxes	2,907	(56,142)	–
Deferred revenue	71	197	(492)
Accounts payable and accrued expenses	(3,163)	(5,440)	12,542
Net cash provided by operating activities	66,422	75,269	57,636
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(7,223)	(45,493)	(42,990)
Purchase of property and equipment	(48,623)	(44,448)	(42,720)
Proceeds from sale of equipment	635	1,549	325
Proceeds from insurance claims on damaged equipment	–	–	2,740
Proceeds from sale of imaging facilities	3,920	2,300	–
Proceeds from sale of joint venture interests	2,640	1,800	–
Purchase of equity interest in joint ventures	(2,009)	(2,756)	(5,094)
Net cash used in investing activities	(50,660)	(87,048)	(87,739)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(9,764)	(22,223)	(18,756)
Proceeds from borrowings upon refinancing	35,122	344,485	–
Repayment of debt	–	(277,875)	–
Deferred financing costs	(432)	(3,753)	(944)
Proceeds from, net of payments on, line of credit	(33,000)	(25,000)	58,000
Payments to counterparties of interest rate swaps, net of amounts received	–	(5,823)	(6,455)
Distributions to noncontrolling interests	(18)	(71)	(154)
Equity attributable to non-controlling interests	–	(117)	–
Proceeds from issuance of common stock upon exercise of options/warrants	469	–	242
Net cash (used in) provided by financing activities	(7,623)	9,623	31,933
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(89)	63	(2)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,050	(2,093)	1,828
CASH AND CASH EQUIVALENTS, beginning of period	362	2,455	627
CASH AND CASH EQUIVALENTS, end of period	$8,412	$362	$2,455

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$41,841	$47,806	$47,310
Cash paid during the period for income taxes	$1,142	$918	$514

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

	Three Months Ended December 31,
	2013	2012
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$168,883	$151,369
Provision for bad debts	(7,101)	(6,451)
Net service fee revenue	161,782	144,918
Revenue under capitation arrangements	16,556	14,415
Total net revenue	178,338	159,333
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	148,625	137,816
Depreciation and amortization	14,840	14,586
Loss (gain) on sale and disposal of equipment	675	201
Severance costs	494	58
Total operating expenses	164,634	152,661

INCOME FROM OPERATIONS	13,704	6,672

OTHER INCOME AND EXPENSES
Interest expense	11,249	12,866
Equity in earnings of joint ventures	(1,713)	(2,319)
Gain on sale of imaging centers	–	–
Gain on de-consolidation of joint venture	–	–
Other (income) expenses	76	172

Total other expenses	9,612	10,719

INCOME (LOSS) BEFORE INCOME TAXES	4,092	(4,047)
(Provision for) benefit from income taxes	(2,744)	55,923
NET INCOME	1,348	51,876
Net income (loss) attributable to noncontrolling interests	105	(70)
NET INCOME ATTRIBUTABL TO RADNET, INC.E TO RADNET, INC. COMMON STOCKHOLDERS	$1,243	$51,946

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.03	$1.35

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.03	$1.31

WEIGHTED AVERAGE SHARES OUTSTANDING

Basic	39,243,922	38,348,541

Diluted	39,598,285	39,796,132

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	December 31,
	2013	2012
Net Income Attributable to RadNet, Inc. Common Stockholders	$1,243	$51,946
Plus Provision for (Benefit From) Income Taxes	2,744	(55,923)
Plus Other Expenses	76	172
Plus Interest Expense	11,249	12,866
Plus Severence Costs	494	58
Plus Loss on Sale of Equipment	675	201
Plus Depreciation and Amortization	14,840	14,586
Plus Non Cash Employee Stock Compensation	529	597
Adjusted EBITDA(1)	$31,850	$24,503

	Fiscal Year Ended
	December 31,
	2013	2012
Net Income Attributable to RadNet, Inc. Common Stockholders	$2,120	$59,834
Plus Provision for (Benefit From) Income Taxes	3,510	(55,227)
Plus Other Expenses (Income)	228	(3,679)
Plus Interest Expense	45,791	53,783
Plus Severence Costs	806	736
Plus Loss on Sale of Equipment	1,032	456
Plus Loss (Gain) on Sale of Imaging Centers	(2,108)	–
Plus Depreciation and Amortization	58,890	57,740
Plus Loss (Gain) on Deconsolidation of Joint Venture	–	(2,777)
Plus Non Cash Employee Stock Compensation	2,574	2,736
Adjusted EBITDA(1)	$112,843	$113,602

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PAYOR CLASS BREAKDOWN**

Fourth Quarter
2013

Commercial Insurance	58.2%
Medicare	23.3%
Capitation	9.3%
Workers Compensation/Personal Injury	3.9%
Medicaid	3.1%
Other	2.1%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of cash received in the period to total accrued revenue. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global paymnents received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Fourth Quarter	Full Year	Full Year	Full Year	Full Year
	2013	2013	2012	2011	2010

MRI	36.7%	36.3%	35.5%	35.1%	34.3%
CT	15.5%	15.5%	16.0%	16.1%	17.5%
PET/CT	5.4%	5.6%	5.9%	6.0%	6.1%
X-ray	10.5%	10.5%	10.3%	10.1%	10.1%
Ultrasound	10.9%	11.0%	10.9%	10.9%	11.0%
Mammography	15.8%	15.7%	16.0%	15.9%	16.0%
Nuclear Medicine	1.4%	1.5%	1.5%	1.6%	1.7%
Other	3.9%	3.9%	4.0%	4.2%	3.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

* ARS/TII included in 2012 figures.

* Lennox Hill Radiology included in 2013 figures.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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